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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 AUTOCYTE, INC.

      The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, hereby certifies as follows:

      FIRST.  The name of the corporation is AutoCyte, Inc.

      SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 3,000 shares of Common Stock with a par value of One Cent ($.01) per share.

      FIFTH.  The name and mailing address of the incorporator are as follows:

               NAME                       MAILING ADDRESS
               ----                       ---------------
               Stephen C. McEvoy          Palmer & Dodge
                                          One Beacon Street
                                          Boston, Massachusetts 02108

      SIXTH.  The corporation is to have perpetual existence.

      SEVENTH. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      EIGHTH. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation.
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      NINTH. A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined. No amendment or repeal of this provision shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

      TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            Signed this 21st day of October, 1996.

                        /s/ Stephen C. McEvoy
                        ----------------------------------
                        Stephen C. McEvoy, Incorporator


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